Exhibit 10.5

January 13, 2023

Robert W. Gerrity

9200 E. Mineral Ave.

Suite 200

Centennial, CO 80112

Dear Bob:

This letter sets forth our understanding with respect to your Third Amended and Restated Employment Agreement, dated as of February 18, 2020, by and between Vitesse Management Company LLC, a Delaware limited liability company (the “Company”), you, Vitesse Energy, LLC, a Delaware limited liability company, and Vitesse Oil, LLC, a Delaware limited liability company (the “Employment Agreement”), given the anticipated execution of the Separation and Distribution Agreement (the “Separation and Distribution Agreement”), by and among Jefferies Financial Group Inc., a New York corporation, Vitesse Energy Finance LLC, a Delaware limited liability company, Vitesse Energy, Inc., a Delaware corporation (“SpinCo”), and certain other parties listed in Exhibit A thereto. Capitalized terms used herein, but not otherwise defined herein, shall have the meaning set forth in the Separation and Distribution Agreement.

In consideration of the foregoing, and the mutual agreements set forth herein, the parties hereto agree that, subject to and effective upon the Distribution, subject to your continued employment with the Company through the Distribution, (i) immediately prior to the Distribution, the Employment Agreement will terminate and be of no further force or effect, (ii) immediately following the Distribution, SpinCo will grant to you (1) 1,500,000 restricted stock units relating to SpinCo Common Stock pursuant to an award agreement substantially in the form attached hereto as Exhibit A (2) 150,000 restricted stock units relating to SpinCo Common Stock pursuant to an award agreement substantially in the form attached hereto as Exhibit B, and (iii) your 2023 annual base salary will be $550,000 (the “Base Salary”) and your 2023 target bonus will be 100% of the Base Salary, which may be earned based on the terms and conditions set by SpinCo’s Compensation Committee.

Additionally, if the Distribution occurs prior to the payment of your annual bonus payable to you pursuant to Section 4.2(d) of the Employment Agreement in respect of the year ended December 31, 2022, subject to your continued employment with the Company through the Distribution, SpinCo will pay to you an amount equal to $1,175,000, subject to applicable taxes and withholdings (the “2022 Bonus”), with such payment to be made not later than January 31, 2023.

You hereby represent and warrant that there are no other agreements or understandings between you and the SpinCo Parties regarding your compensation.

In the event the Separation and Distribution Agreement is terminated prior to the Effective Time, this letter agreement shall be null and void ab initio, and, for the avoidance of doubt, the restricted stock units described above shall not be granted to you, SpinCo shall not pay you the 2022 Bonus in the manner described above, and your rights under the Employment Agreement will continue in accordance with the terms thereof.

This letter is entered into under, and shall be governed for all purposes by, the laws of the State of Colorado, without regard to conflicts of laws principles thereof. With respect to any claim or dispute related to or arising under this letter, the parties hereto consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in the State of Colorado. This letter is intended to provide payments that are exempt from the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent.

This letter may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

Please indicate your agreement with the terms of this letter as set forth above by signing and returning to us one copy of this letter.

Sincerely yours,

VITESSE MANAGEMENT COMPANY LLC

By:	/s/ Brian J. Cree
Name: Brian J. Cree
Title: President

VITESSE ENERGY, LLC

By:	/s/ Brian J. Cree
Name: Brian J. Cree
Title: President and Chief Operating Officer

VITESSE OIL, LLC

By:	/s/ Brian J. Cree
Name: Brian J. Cree
Title: President and Chief Operating Officer

VITESSE ENERGY, INC.

By:	/s/ Brian J. Cree
Name: Brian J. Cree
Title: President

AGREED TO AND ACCEPTED BY:

/s/ Robert W. Gerrity
Robert W. Gerrity

[Signature Page to Termination of Employment Agreement]